FOR IMMEDIATE RELEASE

RadNet Reports Record Fourth Quarter and Full Year 2017 Results and Releases 2018 Financial Guidance

•	For the fourth quarter of 2017, RadNet reports record Total Net Revenue (“Revenue”) of $235.6 million and record Adjusted EBITDA([1])of $40.7 million; Revenue increased 4.7% and Adjusted EBITDA(1) increased 16.6% as compared with the same quarter in 2016

•	For full year 2017, RadNet reports record Revenue of $922.2 million and record Adjusted EBITDA([2])of $142.5 million; Revenue increased 4.3% and Adjusted EBITDA(1) increased 7.1% as compared with full year 2016

•	Net Income Attributable to RadNet, Inc. Common Stockholders for the fourth quarter was $6.3 million (or $0.13 per diluted share), compared to Net Income of $3.7 (or $0.08 per diluted share) in the fourth quarter of 2016; this is adjusted for a one-time $13.5 million non-cash increase to income tax expense in the 2017 quarter as a result of the Tax Cut and Jobs Act of 2017 and the revaluation of RadNet’s deferred tax asset. (“Adjusted Net Income”)

•	For full year 2017, Adjusted Net Income was $13.6 million (or $0.29 per diluted share), compared with Net Income of $7.2 million (or $0.15 per diluted share) in 2016

•	Financial leverage was reduced from 4.8x Net Debt to Adjusted EBITDA(1) at year end 2016 to 4.0x at the end of 2017

•	In the fourth quarter, same center volumes increased 2.5% compared with last year’s fourth quarter

•	RadNet announces 2018 guidance ranges, anticipating increases in Revenue, Adjusted EBITDA(1) and Free Cash Flow and a decrease in capital expenditures

LOS ANGELES, California, March 8, 2018 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 297 owned and/or operated outpatient imaging centers, today reported financial results for its fourth quarter and full year ended December 31, 2017.

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Financial Results

Fourth Quarter Report:

For the fourth quarter of 2017, RadNet reported Revenue of $235.6 million, Adjusted EBITDA(1) of $40.7 million and Adjusted Net Income of $6.3 million. Revenue increased $10.6 million (or 4.7%), Adjusted EBITDA(1) increased $5.8 million (or 16.6%) and Net Income increased $2.6 million over the fourth quarter of 2016.

Adjusted Net Income (adjusted for a one-time $13.5 million non-cash increase to our income tax expense in the quarter as a result of the Tax Cut and Jobs Act of 2017 and the revaluation of our deferred tax asset) for the fourth quarter was $0.13 per diluted share, compared to a Net Income of $0.08 per diluted share in the fourth quarter of 2016. These per share values are based upon a weighted average number of diluted shares outstanding of 47.9 million in the fourth quarter of 2017 and 46.4 million of diluted shares outstanding in the fourth quarter of 2016.

Affecting Adjusted Net Income in the fourth quarter of 2017 were certain non-cash expenses and non-recurring items including: $944,000 of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $255,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $314,000 loss on the disposal of certain capital equipment; and $974,000 of amortization and write off of deferred financing costs and loan discount related to our existing credit facilities.

For the fourth quarter of 2017, as compared with the prior year’s fourth quarter (and adjusting for the sale of our Rhode Island subsidiary in the second quarter of 2017), MRI volume increased 4.7%, CT volume increased 8.1% and PET/CT volume increased 11.6%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 3.4% over the prior year’s fourth quarter. On a same-center basis, including only those centers which were part of RadNet for both the fourth quarters of 2017 and 2016, MRI volume increased 3.1%, CT volume increased 7.2% and PET/CT volume increased 9.9%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 2.5% from the prior year’s same quarter.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “I am very pleased with our fourth quarter results. It was the best financial quarter in our Company’s history, and included record Revenue and Adjusted EBITDA. During 2017, we furthered our strategic plan in all aspects of our business: drove same center growth; established new joint ventures; expanded existing joint ventures; completed strategic acquisitions in our core markets; and grew our capitation business. Further, we completed the divestitures of some non-core assets and made important investments in our infrastructure to position ourselves to be an effective and scalable platform from which to grow. Healthcare is focused on migrating services towards ambulatory and lower cost settings. Not only do I believe RadNet is well-positioned to capitalize on this trend, but I believe that we can continue to play a pivotal role with health plans, insurance companies, large medical groups and progressive health systems to accelerate and improve the changing landscape of the healthcare delivery system.”

Annual Report:

For full year 2017, the Company reported Revenue of $922.2 million, Adjusted EBITDA(1) of $142.5 million and Adjusted Net Income of $13.6 million. Revenue increased $37.7 million (or 4.3%) and Adjusted EBITDA(1) increased $9.5 million (or 7.1%). Adjusted Net Income for 2017 was $0.29 per diluted share, compared to Net Income of $0.15 per diluted share in 2016 (based upon a weighted average number of diluted shares outstanding of 47.4 million and 46.7 million in 2017 and 2016, respectively).

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Affecting Adjusted Net Income in 2017 were certain non-cash expenses and non-recurring items including: $6.8 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $1.8 million of severance paid in connection with headcount reductions related to cost savings initiatives; $1.1 million loss on the disposal of certain capital equipment; $3.1 million gain on the sale of imaging centers; $3.2 million of expenses related to divested and closed operations; and $3.5 million of amortization and write off of deferred financing fees and discount on issuance of debt related to our existing credit facilities and refinancing transaction.

For the year ended December 31, 2017, as compared to 2016 (and adjusting for the sale of our Rhode Island centers from both periods), MRI volume increased 4.8%, CT volume increased 6.7% and PET/CT volume increased 7.4%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 3.1% for the twelve months of 2017 over 2016.

Dr. Berger remarked, “In 2017, we demonstrated many of the aspects of our business that make RadNet unique within healthcare. We announced the establishment of significant joint ventures in Southern California with two large and well-respected health systems, Cedars Sinai and MemorialCare and expanded our existing joint venture with the RWJBarnabas health system in New Jersey as well as two of our venture partners in Maryland. We divested non-core assets, which included our facilities in Rhode Island and our Breastlink and oncological operations in California and redeployed the proceeds of the divestitures into highly strategic acquisitions in California, Maryland and Delaware. Our most significant acquisition was the purchase of Diagnostic Imaging Associates, the other significant outpatient operator in Delaware, which made us the largest outpatient provider of imaging services in that state. We also made strategic enhancements to the capabilities of our eRAD information technology platform, which is now fully deployed across the RadNet facilities. In 2017, we also made important investments in our infrastructure, particularly to our revenue cycle department by recruiting additional senior management talent, expanding customer service and patient collection teams and investing in tools and technology to increase productivity.”

Dr. Berger added, “2017 was also notable for improving our balance sheet by lowering our financial leverage from 4.8x Net Debt to Adjusted EBITDA at year end 2016 to 4.0x at the end of 2017. We generated over $50 million of Free Cash Flow during 2017, ended the year undrawn on our $117 million revolving credit facility and had a cash balance of over $50 million. In August of 2017, we completed an amendment to our Senior Credit Facility which enabled us to retire the then existing Second Lien Term Loan, extend debt maturities and materially lower our cost of capital.”

Actual Results vs. 2017 Guidance:

The following compares the Company’s actual 2017 performance with previously announced revised guidance levels.

	Revised Guidance Range	Actual Results
Total Net Revenue (a)	$895 million - $925 million	$922.2 million
Adjusted EBITDA(1)	$135 million - $145 million	$142.5 million
Capital Expenditures (b)	$55 million - $60 million	$57.6 million
Cash Interest Expense	$35 million - $40 million	$34.2 million
Free Cash Flow Generation (c)	$40 million - $50 million	$50.7 million

(a)	Note the change from prior years. This metric is now after the subtraction of bad debt.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

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Dr. Berger commented, “We met or exceeded our 2017 guidance levels in all categories. Our Revenue and Adjusted EBITDA were at the high end of the guidance ranges. Our strong Adjusted EBITDA performance, controlled capital spending and lower interest expense than projected contributed to our exceeding Free Cash Flow guidance.”

2018 Fiscal Year Guidance

For its 2018 fiscal year, RadNet announces its guidance ranges as follows:

Total Net Revenue	$950 million - $975 million
Adjusted EBITDA(1)	$145 million - $155 million
Capital Expenditures (a)	$50 million - $55 million
Cash Interest Expense	$33 million - $38 million
Free Cash Flow Generation (b)	$50 million - $60 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(b)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Dr. Berger noted, “We are optimistic about 2018. First, Medicare rates for 2018 are commensurate with 2017 reimbursement. Second, we expect to benefit from some of the capital expenditures, infrastructure investments and acquisitions we made during 2017. Third, in 2018, we have launched the MemorialCare joint venture and expect to expand other joint ventures we currently operate on both costs. Fourth, we expect additional Revenue in 2018 from our continued adoption of 3D breast imaging. Fifth, we expect to continue to benefit from the migration of services from hospital settings to the outpatient marketplace. Lastly, we anticipate an ongoing earnings benefit from a significant reduction in our overall effective tax rate from the Tax Cut and Jobs Act of 2017. It should also be noted that we are anticipating spending less on capital expenditures in 2018 than we did during the last two fiscal years as a result of having substantially completed the upgrade of our x-ray systems and the transition to 3D mammography.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call today, at 10:30 a.m. Eastern Time. During the call, management will discuss the Company's 2017 fourth quarter and year-end results.

Conference Call Details:

Date: Thursday, March 8, 2018

Time: 10:30 a.m. ET

Dial In-Number: 800-239-9838

International Dial-In Number: 323-794-2551

There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=128646

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or http://www.radnet.com under the “About RadNEt” menu section and “News & Press Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 2086619.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 297 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey and New York. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 7,400 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating the Company’s acquired operations, successfully achieving 2018 financial guidance, achieving cost savings, successfully developing and integrating its information technology operations as well as new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices and receiving third-party reimbursement for diagnostic imaging services are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speak only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(Unaudited)

	As of December 31,
	2017	2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$51,322	$20,638
Accounts receivable, net	155,518	164,210
Due from affiliates	2,343	2,428
Prepaid expenses and other current assets	26,168	28,435
Assets held for sale	–	2,203
Total current assets	235,351	217,914
PROPERTY AND EQUIPMENT, NET	244,301	247,725
OTHER ASSETS
Goodwill	256,776	239,553
Other intangible assets	40,422	42,682
Deferred financing costs, net of current portion	1,895	2,004
Investment in joint ventures	52,435	43,509
Deferred tax assets, net of current portion	30,852	50,356
Deposits and other	6,947	5,733
Total assets	$868,979	$849,476
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$135,809	$111,166
Due to affiliates	16,387	13,141
Deferred revenue	2,606	1,516
Current portion of deferred rent	2,714	2,961
Current portion of notes payable	30,224	22,031
Current portion of obligations under capital leases	3,866	4,526
Total current liabilities	191,606	155,341
LONG-TERM LIABILITIES
Deferred rent, net of current portion	26,251	24,799
Notes payable, net of current portion	572,365	609,445
Obligations under capital lease, net of current portion	2,672	2,730
Other non-current liabilities	6,160	5,108
Total liabilities	799,054	797,423
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 47,723,915 and 46,574,904 shares issued and outstanding at December 31, 2017 and 2016, respectively	5	4
Additional paid-in-capital	212,261	198,387
Accumulated other comprehensive (loss) gain	(548)	306
Accumulated deficit	(150,158)	(150,211)
Total RadNet, Inc.'s stockholders' equity	61,560	48,486
Non-controlling interests	8,365	3,567
Total equity	69,925	52,053
Total liabilities and equity	$868,979	$849,476

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(Unaudited)

	Years Ended December 31,
	2017	2016	2015

NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$857,178	$821,587	$746,756
Provision for bad debts	(46,555)	(45,387)	(36,033)
Net service fee revenue	810,623	776,200	710,723
Revenue under capitation arrangements	111,563	108,335	98,905
Total net revenue	922,186	884,535	809,628
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	802,377	775,801	708,289
Depreciation and amortization	66,796	66,610	60,611
Loss on sale and disposal of equipment	1,142	767	866
Severance costs	1,821	2,877	745
Total operating expenses	872,136	846,055	770,511
INCOME FROM OPERATIONS	50,050	38,480	39,117

OTHER INCOME AND EXPENSES
Interest expense	40,623	43,455	41,684
Meaningful use incentive	(250)	(2,808)	(3,270)
Equity in earnings of joint ventures	(13,554)	(9,767)	(8,927)
Gain on sale of imaging centers and medical practice	(3,146)	–	(5,434)
Gain on return of common stock	–	(5,032)	–
Other (income) expenses	(8)	196	419
Total other expenses	23,665	26,044	24,472
INCOME BEFORE INCOME TAXES	26,385	12,436	14,645
Provision for income taxes	(24,310)	(4,432)	(6,007)
NET INCOME	2,075	8,004	8,638
Net income attributable to noncontrolling interests	2,022	774	929

NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$53	$7,230	$7,709

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.00	$0.16	$0.18

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.00	$0.15	$0.17

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	46,880,775	46,244,188	43,805,794
Diluted	47,401,921	46,655,032	45,171,372

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(Unaudited)

	Years Ended December 31,
	2017	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,075	$8,004	$8,638
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66,796	66,610	60,611
Provision for bad debts	46,555	45,387	36,033
Gain on return from common stock	–	(5,032)	–
Equity in earnings of joint ventures	(13,554)	(9,767)	(8,927)
Distributions from joint ventures	8,690	2,926	7,731
Amortization and write off of deferred financing costs and loan discount	3,483	5,045	5,369
Loss on sale and disposal of equipment	1,142	767	866
Gain on sale of imaging centers	(3,146)	–	(5,434)
Stock-based compensation	6,787	5,826	7,647
Non cash severance	1,047	–	–
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(37,164)	(47,055)	(34,514)
Other current assets	1,461	11,038	(14,198)
Other assets	(801)	1,267	(3,813)
Deferred taxes	19,504	3,446	4,036
Deferred rent	2,135	(1,668)	7,011
Deferred revenue	1,034	(82)	(366)
Accounts payable, accrued expenses and other	35,143	4,929	(3,653)
Net cash provided by operating activities	141,187	91,641	67,037
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(27,612)	(6,641)	(90,792)
Investment at cost	(500)
Purchase of property and equipment	(61,336)	(59,251)	(42,964)
Proceeds from sale of equipment	852	481	1,282
Proceeds from sale of imaging and medical practice assets	8,429	–	35,500
Proceeds from sale of internal use software	492	301	443
Cash contribution from partner in JV formation	1,473	994	–
Equity contributions in existing and purchase of interest in joint ventures	(80)	(1,374)	(265)
Net cash used in investing activities	(78,282)	(65,490)	(96,796)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(6,836)	(11,880)	(9,773)
Proceeds from borrowings	170,000	476,504	73,869
Payments on senior notes	(196,666)	(469,086)	(23,727)
Deferred financing costs and debt discount	(5,062)	(945)	–
Distributions paid to noncontrolling interests	(1,528)	(492)	(729)
Proceeds from sale of noncontrolling interest, net of taxes	7,720	992	5,005
Contributions from noncontrolling partners	125	–	–
Proceeds from revolving credit facility	200,700	435,900	248,400
Payments on revolving credit facility	(200,700)	(435,900)	(263,700)
Purchase of non-controlling interests	–	(1,153)	–
Proceeds from issuance of common stock upon exercise of options	–	150	594
Net cash (used in) provided by financing activities	(32,247)	(5,910)	29,939
EFFECT OF EXCHANGE RATE CHANGES ON CASH	26	(49)	(41)
NET INCREASE IN CASH AND CASH EQUIVALENTS	30,684	20,192	139
CASH AND CASH EQUIVALENTS, beginning of period	20,638	446	307
CASH AND CASH EQUIVALENTS, end of period	$51,322	$20,638	$446

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$34,197	$37,487	$36,028
Cash paid during the period for income taxes	$4,939	$2,798	$1,781

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RADNET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)
(unaudited)
	Three Months Ended
	December 31,
	2017	2016

NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$219,059	$208,556
Provision for bad debts	(11,368)	(11,504)
Net service fee revenue	207,691	197,052
Revenue under capitation arrangements	27,861	27,887
Total net revenue	235,552	224,939
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	200,206	192,161
Depreciation and amortization	16,477	17,069
Loss on sale and disposal of equipment	314	392
Severance costs	255	349
Total operating expenses	217,252	209,971
INCOME FROM OPERATIONS	18,300	14,968

OTHER INCOME AND EXPENSES
Interest expense	9,911	10,625
Meaningful use incentive	–	–
Equity in earnings of joint ventures	(5,182)	(1,638)
Gain on sale of imaging centers	–	–
Other (income) expenses	(22)	16
Total other expenses	4,707	9,003
INCOME (LOSS) BEFORE INCOME TAXES	13,593	5,965
(Provision for) benefit from income taxes	(20,133)	(1,901)
NET INCOME (LOSS)	(6,540)	4,064
Net income attributable to noncontrolling interests	736	383

NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(7,276)	$3,681

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.15)	$0.08

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.15)	$0.08

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	47,237,431	45,966,569
Diluted	47,885,681	46,389,458

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended December 31,
	2017	2016

Net Income Attributable to RadNet, Inc. Common Stockholders	$(7,273)	$3,681
Plus Provision for Income Taxes	20,133	1,901
Plus Other Expenses	(22)	16
Plus Interest Expense	9,911	10,625
Plus Severance Costs	255	349
Plus Loss on Disposal of Equipment	314	392
Plus Depreciation and Amortization	16,477	17,069
Plus Non Cash Employee Stock Compensation	944	908
Adjusted EBITDA(1)	$40,739	$34,941

	Fiscal Year Ended December 31,
	2017	2016

Net Income Attributable to RadNet, Inc. Common Stockholders	$53	$7,230
Plus Provision for Income Taxes	24,310	4,432
Plus Other Expenses	(8)	196
Plus Loss (Gain) on Sale of Imaging Centers	(3,146)	–
Plus Loss (Gain) from Return of Common Stock	–	(5,032)
Plus Interest Expense	40,623	43,455
Plus Severance Costs	1,821	2,877
Plus Loss on Disposal of Equipment	1,142	767
Plus Acquisition Related Working Capital Adjustment	–	6,072
Plus Expneses of Divested/Closed Operations	3,186	–
Plus Refinancing Fees	235	606
Plus Reimbursable Legal Expenses	723	–
Plus Depreciation and Amortization	66,796	66,610
Plus Non Cash Employee Stock Compensation	6,786	5,826
Adjusted EBITDA(1)	$142,521	$133,039

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PAYOR CLASS BREAKDOWN**

Fourth Quarter
2017

Commercial Insurance	59.4%
Medicare	20.2%
Capitation	11.3%
Workers Compensation/Personal Injury	3.5%
Medicaid	2.6%
Other	3.0%
Total	100.0%

**Capitation percentage has been calculated based upon its proportion of Revenue Under Capitation Arrangements in the period to Service Fee Revenue, Net of Contractual Allowances and Discounts plus Revenue Under Capitation Arrangements. After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY *

	Fourth Quarter	Full Year	Full Year	Full Year	Full Year
	2017	2017	2016	2015	2014

MRI	34.6%	34.9%	34.7%	35.3%	36.1%
CT	16.0%	16.2%	15.8%	15.7%	15.3%
PET/CT	5.5%	5.2%	5.0%	5.1%	5.7%
X-ray	8.4%	8.9%	9.3%	9.6%	10.2%
Ultrasound	12.2%	12.1%	12.3%	11.5%	11.1%
Mammography	17.1%	16.3%	16.5%	16.4%	16.5%
Nuclear Medicine	1.1%	1.1%	1.2%	1.3%	1.4%
Other	5.2%	5.2%	5.2%	5.1%	3.7%
	100.0%	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, eRAD, Center Management Fees and other miscellaneous operating activities.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, bargain purchase gains and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash and extraordinary events which took place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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